Exhibit 99.20

Exhibit K - MPA-NA

MONETIZATION PROCEEDS AGREEMENT – NEW ASSETS

This Monetization Proceeds Agreement (the “Agreement”) dated as of February 19, 2021, is entered into by and between Intelligent Partners LLC, a Delaware limited liability company (“IPLLC”), and Quest Patent Research Corporation, a Delaware corporation (the “Company”). IPLLC and the Company are collectively referred to herein as the “Parties” and each individually as a “Party.”

RECITALS

A.	In conjunction with the execution and delivery of this Agreement, the Company is entering into a Prepaid Forward Purchase Agreement (the “Purchase Agreement”) and other Investment Documents, as such term is defined in the Purchase Agreement (the “Investment Documents”), with QPRC Finance LLC (“QFL”);

B.	In conjunction with the execution and delivery of this Agreement, the Company and IPLLC are parties to that certain Restructure Agreement dated as even date hereof (“Restructure Agreement”);

C.	To induce IPLLC to enter into the Restructure Agreement, and, pursuant to and upon the terms of the Restructure Agreement, Company agrees to execute and deliver to IPLLC an agreement in substantially the form hereof;

D.	Company is entitled to certain NA Net Proceeds arising from the Monetization of the Patents; and

E.	As contemplated by the Restructure Agreement, until the TMPO Extinguishment Date, IPLLC is entitled to the NA Net Proceeds Percentage in the NA Net Proceeds arising from the Monetization of the Patents;

NOW, THEREFORE, in consideration for the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	CONSTRUCTION

1.1. For purposes of this Agreement, defined terms shall have the meanings set forth in Section 2 below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Restructure Agreement.

1.2. Headings are for information only and do not form part of the operative provisions of this Agreement.

1.3. References to this Agreement include references to the Recitals.

1.4. In this Agreement, unless a clear contrary intention appears: (a) words denoting the singular include the plural and vice versa; (b) words denoting any gender include all genders; (c) all references to ”$” or dollars shall mean U.S. Dollars; (d) the word “or” shall include both the adjunctive and the disjunctive meaning thereof; and I the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”

1.5. The terms of this Agreement have been negotiated between the Parties in an arm’s length transaction, and shall not be construed for or against either Party by reason of the drafting or preparation hereof.

2.	DEFINITIONS The following terms shall have the meanings given below:

2.1 “Acceleration Event” means: (a) the sale, transfer, assignment or other conveyance of more than fifty percent (50%) of the Patents to an entity other than an Affiliate of Patent Owner; (b) the sale of all or substantially all of the outstanding capital stock or operating assets (other than cash) of the Company; or (c) a material breach (including non-payment) by Company under this Agreement that is not cured within thirty (30) days after written notice thereof from IPLLC to Company.

2.2 “Affiliate” means, with respect to any Person, any Entity in whatever country organized, that Controls, is Controlled by or is under common Control with such Person.

2.3 “Collateral” shall have the meaning ascribed thereto in the MPA-NA Security Agreement.

2.4 “Confidential Information” means all documents and information (whether written or oral), including all communications, contracts, and agreements, exchanged by the Parties related to the Parties relationship, or the Patents. The term Confidential Information does not include information that: (i) becomes generally available to the public other than as a result of a breach by a Party of this Agreement, (ii) is already in the receiving Party's possession, provided that such information is not known by the receiving Party to be subject to a contractual or legal obligation of confidentiality to the disclosing Party, or (iii) becomes available to the receiving Party on a non-confidential basis from a source other than the disclosing Party, provided that such source is not known by the receiving Party to be bound by a contractual or legal obligation of confidentiality to the disclosing Party.

2.5 “Control” (or such other conjugations) for the purpose of this Agreement means the direct or indirect ownership of more than fifty percent (50%) of the shares or similar equity interests or voting power of the outstanding voting securities of such Entity that represent the power to direct the management and policies of such Entity.

2.6 “Costs” means, excluding Fees, the actual and reasonable out-of-pocket costs incurred by or for Company or Patent Owner and paid to a third party for:

(a) Any payment of the purchase price (however so described) pursuant to a Patent Purchase Agreement; and,

(b) Patent Owner’s direct operating, administrative, personnel and similar expenses including but not limited to formation costs, filing costs, franchise taxes, registered agent costs and rent; and any required patent maintenance fees, patent prosecution costs, whether for administrative proceedings, post-grant proceedings, re-examinations, re-issues, continuations, and the like; and

(c) enforcement costs (including but not limited to, travel, filing fees, translation costs, testifying and non-testifying experts, visual aids, court costs, deposition fees, document reproduction costs, discovery costs, on-line research costs), all in connection with the identification, diligence, acquisition, enforcement, license sale or other Monetization of the Patents. For the avoidance of doubt, (i) Company and its Affiliates’, other than Patent Owner, operating, administrative, personnel and similar costs and (ii) financing premiums, interest, and any amounts over and above the actual out-of-pocket amounts advanced are not included in the definition of “Costs.”

2.7 “Disputes” has the meaning set forth in Section 6.3.

2.8 “Entity” means any corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or any other legal entity.

2.9 “Fees” means the reasonable amount of fees (excluding Costs) payable to QFL, third party attorneys, law firms, Litigation Funders, consultants, and/or licensing professionals as compensation, contingent or otherwise, for achieving any NA Gross Monetization Proceeds. Such fee arrangements shall be reasonable and in accordance with market rates for such financing and/or legal services, as the case may be. For the avoidance of doubt, IPLLC agrees and acknowledges that all payments to QFL pursuant to the Purchase Agreement and other Investment Documents are reasonable.

2.10 “Litigation Financing” means capital provided to a Patent Owner by a Litigation Funder for the purpose of achieving any NA Gross Monetization Proceeds.

2.11 “Litigation Funder” means any Person providing Litigation Financing to a Patent Owner.

2.12 “Monetization” means the sale, licensure, enforcement or otherwise monetize the Patents.

2.13 “NA Gross Monetization Proceeds” means Patent Owner and its Affiliates’ gross revenue and/or other consideration from the sale, licensing and/or other monetization activities related to the Patents. Patent Owner and its Affiliates’ gross revenue shall be as determined according to United States generally accepted accounting principles (U.S. GAAP) or an international equivalent.

2.14 “NA Net Proceeds Percentage” shall have the meaning ascribed thereto in the Restructure Agreement.

2.15 “NA Net Proceeds” means NA Gross Monetization Proceeds minus the sum of Costs and Fees as calculated pursuant to a Distribution Report, as defined in the Purchase Agreement, and approved by QFL. For the avoidance of doubt, IPLLC hereby acknowledges and agrees that, to the extent such amounts are not included in Fees and Costs, NA Net Proceeds are net of any amounts required to be paid to QFL pursuant to the Purchase Agreement and Investment Documents, or to any other holder of a Senior Lien pursuant to documents entered into with the holder of such Senior Lien.

2.16 “Patents” means the patents and related assets identified on Exhibit A attached hereto and all patents and patent applications related thereto, and all patents and patent applications claiming benefit, in whole or in part, of any of their filing dates including, but not limited to, extensions, divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and foreign counterparts of any of the foregoing, the inventions disclosed or claimed therein, including the right to make, use, practice and/or sell (or license or otherwise transfer or dispose of) the inventions disclosed or claimed therein, and the right (but not the obligation) to make and prosecute applications for such patents; as such Exhibit A may be updated from time to time.

2.17 “Patent Owner” means any entity that owns, or may own at any future time, any one or more Patents.

2.18 “Patent Owner’s Attorney” means any legal counsel engaged to represent any Patent Owner in connection with Monetization.

2.19 “Patent Purchase Agreement” means any purchase and sale agreement (howsoever described) pursuant to which a Patent Owner acquires all right, title and interest to one or more Patents from one or more patent sellers/prior owners of the Patents.

2.20 “Person” means any individual, firm, company, corporation, partnership, limited liability company, government, state, or agency, or subdivision of a state (or governmental entity), or any association, trust, joint venture, or consortium (whether or not having separate legal personality).

2.21 “Representative” means the employees, officers, directors, partners, members, shareholders (other than shareholders of QPRC solely in their capacity as such), co-investors, potential co-investors, agents, advisors, consultants, accountants, attorneys, trustees, or authorized representatives a Party.

2.22 “Restructure Date” shall have the meaning ascribed thereto in the Restructure Agreement.

2.23 “Rights” means all rights, titles, claims, options, powers, privileges, and interests.

2.24 “Security” means a mortgage, charge, pledge, lien, or other security interest securing any obligation of any Person or any other agreement or arrangement having a similar effect.

2.25 “MPA-NA Security Agreement” means the security agreement entered into between IPLLC and the Company.

2.26 “Senior Liens” means

(a) any Security granted in connection with any Patent Purchase Agreement, and;

(b) any Security in the Collateral granted to QLF pursuant to the Purchase Agreement and other Investment Documents, and;

(c) any Security in the Collateral that Patent Owner may in the future grant to a Litigation Funder or Patent Owner’s Attorney in conjunction with funding or representation relating to Monetization efforts, limited to the amount of the Patent Owner’s obligations under the related litigation financing or retainer agreements.

2.27 “Taxes” means any non-U.S., U.S. federal, state, local, municipal, or other governmental taxes, duties, levies, fees, excises, or tariffs, arising as a result of or in connection with any amounts of property received or paid under this Agreement, including: (i) any state or local sales or use taxes; (ii) any import, value-added, consumption, or similar tax; (iii) any business transfer tax; (iv) any taxes imposed or based on or with respect to or measured by any net or gross income or receipts of any of the Parties; (v) any withholding or franchise taxes, taxes on doing business, gross receipts taxes or capital stock or property taxes; or (vi) any other tax now or hereafter imposed by any governmental or taxing authority on any aspect of this Agreement, the NA Gross Monetization Proceeds, or the NA Net Proceeds, and “pre-Tax” shall mean before deduction of any of the foregoing except for unavoidable foreign taxes for which a Patent Owner is legally liable, provided that the Patent Owner uses commercially reasonable efforts to minimize any such taxes.

2.28 “Term” has the meaning given to that term in Section 8.7 hereof.

2.29 “Total Monetization Proceeds Obligation” has the meaning ascribed thereto in the Restructure Agreement.

2.30 “TMPO Extinguishment Date” has the meaning ascribed thereto in the Restructure Agreement.

3.	PROCEEDS.

3.1 Assignment of the NA Net Proceeds Percentage. Company hereby assigns to IPLLC the NA Net Proceeds Percentage of the NA Net Proceeds until the TMPO Extinguishment Date.

3.2 Payment of the NA Net Proceeds Percentage; Reduction of Total Monetization Proceeds Obligation. Until the TMPO Extinguishment Date, IPLLC shall be entitled to receive an amount equal to the NA Net Proceeds Percentage of all NA Net Proceeds, payable out of all NA Net Proceeds received or entitled to be received by or transferred, paid or inuring to Company (“IPLLC NA Proceeds Payments”), and all IPLLC NA Proceeds Payments made pursuant to this Agreement shall be applied against and reduce the then outstanding Total Monetization Proceeds Obligation on a dollar for dollar basis, as of the date of any such IPLLC NA Proceeds Payment.

3.3 Disbursement of NA Net Proceeds. Until the TMPO Extinguishment Date, Company shall calculate and provide a written report to IPLLC (as set forth in Section 3.5 below) of the amount of NA Net Proceeds due to Company and IPLLC at the same time any disbursement notice documentation is provided to attorneys, law firms, QFL litigation funding sources, patent sellers/prior owners, licensing professionals/consultants or other Persons entitled to payment upon receipt of NA Gross Monetization Proceeds and then shall pay or cause IPLLC to be paid the IPLLC NA Proceeds Payment pursuant to this Section 3.3 at the same time as the Company receives any NA Net Proceeds.

3.4 Acceleration; Guarantee. All outstanding IPLLC NA Proceeds Payments under this Agreement shall become due and payable upon the occurrence of an Acceleration Event, in addition to any other remedies IPLLC may have at law or in equity. In the event any NA Gross Monetization Proceeds are received by an Affiliate or Affiliates of Company, Company and each such Affiliate will be jointly and severally responsible for the payment and reporting to IPLLC of the IPLLC NA Proceeds Payments owed pursuant to Sections 3.2, 3.3, 3.4 and 3.5 of this Agreement. For the avoidance of doubt and subject to the provisions of Section 5.1(c) below, no Affiliate of Company makes any guarantee of Company’s payment obligations under this Agreement.

3.5 Reporting. All reports shall be in the English Language and in sufficient detail such that IPLLC can reasonably verify the IPLLC NA Proceeds Payments due to IPLLC. Each report shall be certified in advance by an officer of Company or by a designee of such officer to be correct to the best knowledge and information of Company. Reports shall be sent to IPLLC by electronic mail to andrew.fitton@unitedwirelessholdings.com and mike.carper@unitedwirelessholdings.com, or as IPLLC otherwise directs from time to time in a written notice to Company.

3.6 Access; Audit. Company and each of its Affiliates that receive any NA Gross Monetization Proceeds shall keep and maintain true and complete books and records pertaining to monetization of the Patents in sufficient detail to enable the amounts payable to IPLLC to be accurately determined. In addition, without limiting any access or audit rights of IPLLC provided for in the Restructure Agreement, no more than once each year and upon at least five (5) business days prior written notice to Company, Company shall make such books and records related to this Agreement available at reasonable times during regular business hours for inspection and copying by IPLLC, or their designated representatives, and supply IPLLC with the details and supporting data necessary to verify the reports and payments required by this Agreement. Company and such Affiliates shall maintain such books and records related to this Agreement for at least five (5) years after the end of the calendar year to which they pertain. In the event any such inspection shows an underpayment of IPLLC NA Proceeds Payments by Company or one of its Affiliates for any calendar-quarter period, Company shall promptly pay to IPLLC any such amounts plus a Late Payment Charge, as defined in the Restructure Agreement. Furthermore, if such underpayment is more than the greater of (A) 5% of the total IPLLC NA Net Proceeds Payments due for the period audited or (B) $10,000, or if the audit shows that any under-reporting was willful, Company or such Affiliates shall reimburse IPLLC for the cost of the inspection within thirty (30) days after any such finding of underpayment.

3.7 Security. Company’s obligation to pay the IPLLC NA Proceeds Payments shall be secured under the terms of the MPA-NA Security Agreement, and if requested by the Company, IPLLC agrees to execute a subordination agreement with respect to the security interest created thereby with the Senior Lien holder, in form reasonably acceptable to IPLLC and the Senior Lien holder. Neither this Agreement nor the MPA-NA Security Agreement is a guarantee by any Affiliate of Company of Company’s payment obligations under this Agreement.

4.	REPRESENTATIONS AND WARRANTIES

4.1. Company’s Representations and Warranties. Company makes the representations, warranties, and Covenants set out in this Section as of the date of this Agreement and for the duration of this Agreement, except as may be disclosed in writing to IPLLC for events that arise subsequent to the date of this Agreement:

(a) Company is a corporation duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation;

(b) Company has all requisite power and authority to enter into, execute, and deliver this Agreement and to perform fully its obligations hereunder;

4.2. IPLLC Representations and Warranties. IPLLC makes the representations, warranties, and Covenants set out in this Section as of the date of this Agreement and for the duration of this Agreement, except as may be disclosed in writing to Company for events that arise subsequent to the date of this Agreement:

(a) IPLLC is a corporation duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation;

(b) IPLLC has all requisite power and authority to enter into, execute, and deliver this Agreement and to perform fully its obligations hereunder;

5.	ADDITIONAL COVENANTS AND TAXES

5.1. Covenants. Until the TMPO Extinguishment Date (unless it has obtained prior written consent from IPLLC to the contrary), at its sole cost and expense, Company shall:

(a) not, except for the Senior Liens, grant or create or allow any other Person other than IPLLC to hold any superior Security over the NA Net Proceeds, or any rights thereto;

(b) not, except as permitted under any Patent Purchase Agreement, the Purchase Agreement, the Investment Documents or any Litigation Funding agreement, transfer, sell, assign, or otherwise dispose of any of its Rights in or under any of the contracts or agreements relating to the NA Net Proceeds; and

(c) not transfer, sell, assign, or otherwise dispose of any of the Patents, except as permitted under any Patent Purchase Agreement, the Purchase Agreement or Investment Documents and provided any such future assignee or transferee of the Patents agree in writing to be bound to all payment, reporting and audit obligations of Company as set forth in this Agreement.

5.2. Taxes.  All Taxes shall be the financial responsibility of the Party obligated to pay such Taxes as determined by applicable law and neither Party is or shall be liable at any time for any of the other Party’s Taxes incurred in connection with or related to amounts paid under this Agreement. Except for unavoidable foreign taxes for which the Patent Owner is legally liable, provided that the Patent Owner uses commercially reasonable efforts to minimize any such taxes, no Tax shall be withheld on any IPLLC NA Proceeds Payments or other amounts payable to IPLLC hereunder unless required by law. If any applicable law requires the deduction or withholding of any tax from any such payment to IPLLC, Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law and the sum payable to IPLLC shall be increased as necessary so that, after such deduction or withholding has been made, IPLLC receives an amount equal to the sum it would have received had no such deduction or withholding been made. Each Party shall indemnify, defend and hold the other Party harmless from and against any Taxes owed by or assessed against the other Party that are the obligations of such Party and from any claims, causes of action, costs, expenses, reasonable attorneys’ fees, penalties, assessments and any other liabilities of any nature whatsoever related to such Taxes.

6.	GOVERNING LAW; WAIVER OF SPECIFIC DEFENSES; DISPUTES

6.1. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule, and shall be construed and enforced in accordance with the law.

6.2. Specific Waivers. To the greatest extent permissible by law, Company irrevocably waives and forever and unconditionally releases, discharges and quitclaims any claims, counterclaims, defenses, causes of action, remedies, or rights it or its successors in interest has or may in the future have arising from any doctrine, rule, or principle of law or equity that this Agreement, or the relationships or transactions contemplated by this Agreement (i) are against the public policy of any jurisdiction with which Company has a connection, or (ii) are unconscionable, or (iii) constitute champerty, maintenance, barratry, or any impermissible transfers, assignments or splitting of property, fees or causes of action.

6.3. Arbitrable Claims. All actions, disputes, claims and controversies under common law, statutory law, rules of professional ethics, or in equity of any type or nature whatsoever, whether arising before or after the date of this Agreement, and directly relating to: (a) this Agreement or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between IPLLC and Company related to the subject matter hereof to the extent set forth in Section 8.2; (c) any act or omission committed by IPLLC or its Representatives with respect to this Agreement, or by any member, employee, agent, or lawyer of IPLLC with respect to this Agreement, whether or not arising within the scope and course of employment or other contractual representation of IPLLC (provided that such act arises under a relationship, transaction or dealing between IPLLC and Company); or (d) any act or omission committed by Company with respect to this Agreement, or by any employee, agent, partner or lawyer of Company with respect to this Agreement whether or not arising within the scope and course of employment or other contractual representation of Company (provided that such act arises under a relationship, transaction or dealing between IPLLC and Company) (collectively, the “Disputes”), will be subject to and resolved by binding arbitration under this Section 6.3 and Section 6.4 below, provided however, that nothing in this Section 6 shall limit the rights, if any, of IPLLC to commence or maintain judicial proceedings pursuant to the Restructure Agreement and other Restructure Agreements. The Parties agree that the arbitrators have exclusive jurisdiction, to the exclusion of any court (except as specifically provided with regard to prejudgment, provisional, or enforcement proceedings in Section 6.5), to decide all Disputes.

6.4. Administrative Body; Situs. Any Dispute arising out of or relating to this Agreement, including the breach, termination, enforcement, interpretation or validity thereof, or the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration in New York, New York, before a single arbitrator. The arbitration shall be administered using the arbitration rules of the American Arbitration Association (“AAA”) current at the time the Dispute is brought, which rules are deemed to be incorporated herein by reference. Each Party shall, upon written request, promptly provide the other Party with copies of all information on which the producing party may rely in support of or in opposition to any claim or defense and a report of any expert whom the producing Party may call as a witness in the arbitration hearing.

6.5. Prejudgment and Provisional Remedies. Either Party may commence judicial proceedings under this Agreement only for the purpose(s) of: (i) enforcement of the arbitration provisions; (ii) obtaining appointment of arbitrator(s); (iii) preserving the status quo of the Parties pending arbitration as contemplated herein; (iv) preventing the disbursement by any Person of disputed funds; (v) preserving and protecting the rights of either Party pending the outcome of the arbitration, or (vi) seeking injunctive relief for breach of the confidentiality provisions contained in Section 7. Any such action or remedy will not waive a Party’s right to compel arbitration of any Dispute, and any Party may also file court proceedings to have judgment entered on the arbitration award. In any action for prejudgment or provisional relief, any court in which such relief is sought shall determine the availability of such relief without regard to any defenses that may be asserted by the other Party, and any such defenses shall be referred to the exclusive jurisdiction of the arbitrators under Section 6.3. The Parties further agree that a court shall not defer or delay granting prejudgment or provisional relief while any such arbitration takes place. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.6. Attorneys’ Fees. If Company or IPLLC brings any other action for judicial relief with respect to any Dispute (other than those precisely described in Section 6.5), the Party bringing such action will be liable for and immediately pay all of the other Party’s costs and expenses (including attorneys’ fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If Company or IPLLC brings or appeals an action to vacate or modify an arbitration award and such Party does not prevail, such Party will pay all costs and expenses, including attorneys’ fees, incurred by the other Party in defending such action.

6.7. Enforcement. Any award rendered under this Section shall not be subject to appeal and shall be enforceable in any and all jurisdictions, including the State of Texas and the State of New York.

6.8. Confidentiality of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be confirmed as a judgment or order in any state or federal or other national court of competent jurisdiction where proceedings are necessary or appropriate to enforce any award or order. This Agreement concerns transactions involving commerce among several state and foreign countries.

7.	CONFIDENTIALITY

7.1. Confidential Information. The Parties shall limit the distribution and disclosure of Confidential Information to their Representatives who have a “need to know” to such information. The Party disclosing the Confidential Information to its Representatives shall ensure that such Representatives adhere to, and comply with, all terms and obligations of confidentiality, use and protection of the Confidential Information as accepted by the Parties under this Agreement.

7.2. Limitations on Disclosure of Confidential Information. The Parties and their Representatives shall not disclose Confidential Information, or the fact that the Parties entered into this Agreement, unless: (i) the Parties agree in writing that such disclosure is acceptable, (ii) such disclosure is required in connection with the enforcement or protection of a Party’s rights with respect to this Agreement, or (iii) such disclosure is required by law or regulation, governmental or regulatory authority, court order or judicial process; provided, that each Party agrees to give the other Party (to the extent not prohibited by applicable law, regulation, governmental or regulatory authority, court order or judicial process) written notice of any required disclosure and cooperate in obtaining a protective order or similar protection to preserve the confidential nature of the Confidential Information.

7.3. Public Disclosure. Neither IPLLC nor the Company shall issue any press release or make any public statement with respect to the existence of this Agreement or the transaction contemplated hereby, except as may be required by applicable law, regulation, governmental, or regulatory authority, judicial process, or court order. IPLLC and Company shall keep this Agreement confidential and not disclose it, or any part of it, or any drafts of it, to third parties, except as may be required by applicable law, regulation, governmental or regulatory authority, judicial process, or court order.

7.4. Information; Disclosure. Subject to Section 8.1, until the TMPO Extinguishment Date, during any active Monetization, Company shall keep IPLLC reasonably informed of the progress of such monetization efforts, including prompt notice of events giving rise to NA Gross Monetization Proceeds, and prompt provision to IPLLC of any notice of settlement or proposed distribution notice provided to any other Person. For the avoidance of doubt, nothing in this Agreement shall be construed to require public disclosure of material non-public information and the Company shall not be required to provide notice or copies of documents filed on EDGAR, with the PTO, available on PACER or otherwise available to the public.

8.	MISCELLANEOUS

8.1. Privileged Information. IPLLC will not request from Company, and Company is not required to provide to IPLLC, documents and information protected by the attorney-client privilege. Company understands and acknowledges that in the event its Representatives provide privileged information to IPLLC, such disclosure may be deemed waiver of the applicable privilege. In the event that the Company inadvertently provides privileged information to IPLLC, IPLLC will return such information to Company without reviewing the information.

8.2. Entire Agreement and Amendments. This Agreement and the Restructure Documents constitute the entire agreement between the Parties with respect to the matters covered herein and supersede all prior agreements, promises, representations, warranties, statements, and understandings with respect to the subject matter hereof as between the Company and IPLLC. This Agreement may not be amended, altered, or modified except by an amendment or supplement to this Agreement executed by all Parties hereto and consented to by QFL.

8.3. Partial Invalidity; Severability. If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction shall in any way be affected or impaired.

8.4. Remedies and Waivers. No failure to exercise, nor any delay in exercising, on the part of IPLLC or the Company, of any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. No provision of this Agreement may be waived except in writing signed by the party granting such waiver.

8.5. Assignment. This Agreement shall inure to the benefit of, and be binding upon the respective successors and assigns of the Parties. The Company shall not assign or delegate its rights or obligations under this Agreement without the prior written consent of IPLLC, which shall not be unreasonably withheld.

8.6. Notices. All notices, reports and other communications required or permitted under this Agreement shall be as provided in the Restructure Agreement.

8.7. Term, Termination, Survival After Termination. This Agreement shall terminate at the earlier of (i) six years after the last to expire of the Patents owned by Patent Owner, (ii) mutual written agreement of the Parties and (iii) the TMPO Extinguishment Date, (the period from the date of this Agreement to the date of such termination, the “Term”). The provisions of Sections 1, 2 (with respect to applicable defined terms), 3.2, 3.2, 3.3 3.4, 6, 7, and 8 shall survive the termination of this Agreement.

8.8. Costs and Expenses. The Parties shall be solely responsible for and bear the costs and expenses, including attorneys’ fees, expenses of accountants, brokers, financial advisors, and other representatives and advisors, each incurs at any time in connection with pursuing, or consummating the transaction contemplated by, this Agreement.

8.9. No Presumption against Drafter. This Agreement has been negotiated by the Parties and their respective counsel and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against a Party.

8.10. Counterparts. This Agreement may be executed in counterparts which, when read together, shall constitute a single instrument, and this has the same effect as if the signatures on the counterparts were on a single copy hereof. A composite copy of this Agreement may be compiled comprising a single copy of the text of this Agreement and one or more copies of the signature pages containing collectively the signatures of all Parties. A facsimile or an electronic mail signature shall be considered due execution and shall be binding upon the signatories hereto with the same force and effect as if the signature were an original, not a facsimile signature.

8.11. Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and QFL and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. QFL is an intended third-party beneficiary of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties execute this Agreement effective as of date first written above.

QUEST PATENT RESEARCH CORPORATION

By:	/s/ Jon C. Scahill
Name:	Jon C. Scahill
Title:	Chief Executive Officer

INTELLIGENT PARTNERS LLC

By:	/s/ Andrew C. Fitton
Name:	Andrew C. Fitton
Title:	Manager

[Signature Page to MPA-NA]

EXHIBIT A

PATENTS